UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMAND CONTROL CENTER CORP.

(Exact Name of Registrant As Specified In Its Charter)

Nevada	7372	47-2335002
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

1625 VFW Parkway Boston, MA 02132 800-488-2760	02132
(Address of principal executive offices)	(Zip Code)

Mr. Nissim Shimon Trabelsi

Chief Executive Officer

1625 VFW Parkway Boston, MA 02132

800-488-2760

(Name, address and telephone number of agent for service)

with copies to:

Adam S. Tracy, Esq.

Securities Compliance Group, Ltd.

520 W. Roosevelt, Suite 201

Wheaton, IL 60187

at@ibankattorneys.com

(888) 978-9901

SEC File No. _______________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee [1]
Common Stock	80,000,000	$0.05	$4,000,000	$464.8

_________

(1) Calculated under Section 6(b) of the Securities Act of 1933 as .0001162 of the aggregate offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted under applicable law.

 PROSPECTUS – SUBJECT TO COMPLETION DATED MARCH 26, 2015

Command Control Center Corp.

Up to 80,000,000 Common Shares at $0.05 Per Share

This is the initial public offering of shares of our common stock. We are offering 80,000,000 shares of our common stock at a price of $0.05 per share. We intend to apply for the quotation of our common stock on the OTC Bulletin Board or OTCQB upon effectiveness of the registration statement of which this prospectus forms a part, there can be no assurance that we will meet the minimum requirements for such listing or that a market maker will agreed to file on our behalf the necessary documentation with the Financial Industry Regulatory Authority for such application for quotation to be approved.

The offering will commence on the effective date of this prospectus and will terminate on or before ___________

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement. We will bear the all of the costs associated with this offering.

Our auditors have indicated in their opinion on our financial statements as of and for the period from inception to December 31, 2014 that there exists a substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only be persons who can afford the loss of their entire investment. Readers are encouraged to reference “Risk Factors” section herein for additional information regarding the risks associated with our company and common stock, which includes, but is not limited to:

-         The productivity software market in which we operate is highly competitive and populated by companies with substantially more capital and brand acceptance, and as such there can be no assurance that our business model will allow us to generate sufficient revenue to obtain market share and continue to meet our obligations as they come due;

-         Irrespective of the outcome of our efforts to sell our common stock in this offering, our current shareholder will own a substantial majority of the total issued and outstanding shares of our common stock and thus will be able to exert significant influence over the Company; and

-	Our performance is subject to general economic conditions, which may adversely impact our ability to generate revenue and maintain profitability.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in those jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

 The date of this prospectus is March 26, 2015

TABLE OF CONTENTS

Summary Information	6
The Offering	7
Risk Factors	10
Use of Proceeds	19
Determination of Offering Price	20
Dividend Policy	20
Dilution	21
Description of Securities	23
Business Operations	24
Directors, Officers & Control Persons	27
Security Ownership of Certain Beneficial Owners and Management	28
Certain Relationship and Related Transactions	29
Interests of Named Experts	29
Management's Discussion and Analysis of Financial Condition and Results of Operation	29
Market for Common Equity and Related Stockholder Matters	32
Financial Statements	33
Other Expenses of Issuance and Distribution	46
Indemnification of Officers and Directors	46
Recent Sales of Unregistered Securities	46
Exhibit Index	46
Undertakings	47
Signatures	49

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results.  Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: the possibility that our marketing efforts will not be successful in identifying and attracting customers, that the target markets we have identified may not adopt our product as one that is useful to them, that the technology industry could shift towards different trends that would render our software platform useless, the Company’s need for and ability to obtain additional financing, and, other factors over which we have little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Command Control Center Corp.” refer to Command Control Center unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Our Company

Organization:	The registrant was incorporated in the State of Nevada on October 23, 2014. Our principal executive offices are located at 1625 VFW Parkway, Boston, MA 02132. Our telephone number is (800) 488-2760.

Subsidiary:	The Registrant is a wholly-owned subsidiary of Mazzal Holding Corp, a Nevada Corporation (“Mazzal”). Mazzal is quoted on the OTC Link marketplace under the ticker symbol “MZZL”. Mazzal currently owns 200,000,000 shares of our common stock.

Management:	Our Chief Executive Officer and Chairman is Mr. Nissim Shimon Trabelsi. Mr. Trabelsi represents our only officer and director. Moreover, Mr. Trabelsi is the lone officer, director as well as majority shareholder of our corporate parent, Mazzal Holding Corp.

Capital Structure:	The Registrant is authorized to issue up to 500,000,000 shares of its common stock, of which 200,000,000 has been issued to our sole shareholder, Mazzal Holding Corp. The Registrant is not authorized to issue any preferred stock.

Plan of Operations:	The registrant will offer a software platform that provides users the ability to consolidate the services provided by multiple other websites into one service accessible on the internet or through a desktop application. The software platform will offer the ability to streamline daily computer use by managing multiple contact lists, hosting a home page with a personal and professional business profile, and providing an interface to send, among other things, gifts, money, invoices, proposals, and invitations.

Historical Operations:	In anticipation of launching our business, our Chief Executive Officer has been working to create a wireframe prototype of the software that will illustrate its wide range of uses to potential clients and investors. These wireframes will serve as a guide for a development team to build the software platform and implement the complex front and back end components. Additionally, a landing page website has been launched to introduce the company to potential clients as well as offer them the ability to provide their email address to receive future updates on the development of the software. In preparation for the extensive development that the software platform will require, our Chief Executive Officer has created a list of development professionals that will be needed to complete

Historical Operations (cont'd):	development, as well as researched the estimated prices that each development professional will charge..

Current Operations:	Since inception, our Chief Executive Officer has overseen the development of the concept and wireframes, as well as filed a provisional patent application. A landing page website has been created to lay the foundation for the marketing activities that will commence during the development of the software.

Shell Company Status:	We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Going Concern:	Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact that to date we have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. We have an accumulated deficit of $1,500 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.

The registrant has no present plans to be acquired or to merge with another company nor does the registrant, or any of its shareholders, have any plans to enter into a change of control or similar transaction.

The Offering

Type of Securities Offered:	Common Stock

Common Shares Being Sold In this Offering:	Eighty Million (80,000,000)

Offering Price:	The Company will offer its common shares at $.05 per share.

Common Shares Outstanding Before the Offering:	Two Hundred Million (200,000,000).

Termination of the Offering:	The offering will commence of the effective date of this prospectus and will terminate on or before ___________.

Best efforts offering:	We are offering our Common Stock on a “best efforts” basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

Use of proceeds:	We will use the proceeds of this offering to first cover administrative expenses in connection with this offering and then for the general working capital requirements of the Company, including, software develop and design, marketing and production costs

Market for our Common Stock:	There is presently no public market for our common shares. We anticipate applying for quoting of our common shares on the OTC Bulletin Board or OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB and OTCQB, nor can there be any assurance that such application for quotation will be approved.

Common Stock Control:	Nissim Trabelsi, our Chief Executive Officer and only director, currently does not own any of the issued and outstanding common stock of the company. Mazzal Holding Corp., a Nevada corporation, of which Mr. Trabelsi is the Chairman, President and majority shareholder, currently owns 200,000,000 shares and will continue to own sufficient common shares to control the operations of the company after this offering, irrespective of its outcome.

Penny Stock Regulation:	The liquidity of our common stock is restricted as the registrant’s common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

·

2.	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

·

3.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

·

4.	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Summary Financial Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

COMMAND CONTROL CENTER CORP

STATEMENT OF OPERATIONS

From October 23, 2014 (Inception) to December 31, 2014
$

Revenue	-

Operating expenses:
General and administrative:-
Other costs	250
Professional fees
Legal fees	1,250

Total operating expenses	(1,500)

Net loss	(1,500)

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders	-

Weighted-average number of common shares outstanding	200,000,000

The accompanying notes are an integral part of these financial statements.

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to our Company

Our generating no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of December 31, 2014, we have generated minimal revenues and incurred an accumulated losses of $1,500. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

If we fail to effectively manage our growth, our business, brand and reputation, results of operations and financial condition may be adversely affected.

We may experience a rapid growth in operations, which may place significant demands on our management team and our operational and financial infrastructure. As we continue to grow, we must effectively identify, integrate, develop and motivate new employees, and maintain the beneficial aspects of our corporate culture. To attract top talent, we believe we will have to offer attractive compensation packages. The risks of over-hiring or over compensating and the challenges of integrating a rapidly growing employee base may impact profitability. Additionally, if we do not effectively manage our growth, the quality of our services could suffer, which could adversely affect our business, brand and reputation, results of operations and financial condition. If operational, technology and infrastructure improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues. To effectively manage our growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. This will require that we refine our information technology systems to maintain effective online services and enhance information and communication systems to ensure that our employees effectively communicate with each other and our growing base of customers. These system enhancements and improvements will require significant incremental and ongoing capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements and maintenance programs effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired and we may incur additional expenses.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our founder and Chief Executive Officer Nissim Trabelsi. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

We may be subject to regulatory inquiries, claims, suits prosecutions which may impact our profitability.

Any failure or perceived failure by us to comply with applicable laws and regulations may subject us to regulatory inquiries, claims, suits and prosecutions. We can give no assurance that we will prevail in such regulatory inquiries, claims, suits and prosecutions on commercially reasonable terms or at all. Responding to, defending and/or settling regulatory inquiries, claims, suits and prosecutions may be time-consuming and divert management and financial resources or have other adverse effects on our business. A negative outcome in any of these proceedings may result in changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

We may be unable to continue paying the costs of being public.

The costs of being a public company may be substantial and the Company may not be able to absorb the costs of being a public company which may cause us to cease being public in the future or require additional fundraising in order to remain in business. We estimate that in the future, costs for legal and accounting at $25,000 per year.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Risks Related to our Business

Since Command Control Center Corp. anticipates operating expenses will increase prior to earning revenue, it may never achieve profitability.

The Company anticipates an increase in its operating expenses, without realizing any revenues from the sale of its products. Within the next 12 months, the Company will have cost related to a) the development of its software platform, b) marketing and advertising, and c) the expenses of this offering. There is not history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

Because we are small and do not have much capital, we must limit our marketing activities. As a result, our sales may not be enough to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. We intend to generate revenue through the sale of our products. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: the level of commercial acceptance by the public of our products; fluctuations in the demand for our product and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a materially adverse effect on our business, financial condition and operating results.

We may be unable to gain any significant market acceptance for our products or establish a significant market presence.

The Company's growth strategy is substantially dependent upon its ability to market its products successfully to prospective clients. However, its planned services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company's services to achieve or sustain market acceptance could have a materially adverse effect on our business, financial conditions and the results of our operations.

After we attempt to increase operations, we will face increasing competition from domestic and foreign companies.

The software development industry throughout the world is an extremely competitive space. Our ability to compete against other domestic and international enterprises will be, to a significant extent, dependent on our ability to distinguish our services from those of our competitors by differentiating our marketing approach and identifying attractive opportunities to market and sell. Some of our competitors, although markedly different in terms of concept, have been in business longer than we have and are more established. Our competitors may provide services comparable or superior to those we provide or adapt more quickly than we do to evolving industry trends or changing market requirements. Increased competition may result in reduced margins and loss of market share, any of which could materially adversely affect our profit margins after we commence operations and generate revenues. Overseas, the cost of developing software is notably cheaper than it is domestically and, because of this, some of our competitors may be able to adapt to market and industry trends at a much more rapid pace than we can.

As we increase operations, our earnings may be sensitive to fluctuations in market prices and demand for our products.

In addition, after we commence operations, the demand for certain software platforms could decline, whether because of supply or for any other reason, including other software platforms considered to be superior by end users. A decrease in the profitability of certain advertising based revenues, or a decline in demand for all-in-one software platforms after we commence operations could have a material adverse effect on our business, results of operations and financial condition.

We face intense competition within our industry, and our inability to compete effectively for any reason could adversely affect our business.

The computer software market is highly competitive, and as such our services will face strong competition. We will compete primarily on the basis of unique features, all-in-one efficiency, positioning and ease of use. Many of our competitors are, or are affiliated with, large diversified companies that have substantially greater marketing or financial resources than we have. These resources give our competitors greater operating flexibility that, in certain cases, may permit them to respond better or more quickly to changes in the industry or to introduce new services more quickly and with greater marketing support. Increased competition could result in lower profit margins, reduced demand for advertising space, substantial pricing pressure, reduced market share and lower operating cash flows. Price competition, together with other forms of competition, could have a material adverse effect on our business, financial position, results of operations and operating cash flows.

Management’s ability to implement the business strategy.

Although the Company intends to pursue a strategy of marketing its products throughout North America, our business success depends on a number of factors. These include: our ability to establish a significant customer base and maintain favorable relationships with customers and partners; obtain adequate business financing on favorable terms in order to buy all the necessary equipment and materials; development and maintenance of appropriate operating procedures, policies and systems; hire, train and retain skilled software developers and employees. The inability of the Company to manage any or all of these factors could impair its ability to implement its business strategy successfully, which could have a materially adverse effect on the results of its operations and its financial condition.

If, after demonstrating proof-of-concept, we are unable to establish relationships with retail service partners and/or customers, the business will fail.

Because there may be a substantial delay between the completion of this offering and the execution of the business plan, our expenses may be increased and it may take us longer to generate revenues. We have no way to predict when we will begin our service.

Command Control Center Corp., may be unable to manage its future growth.

Any extraordinary growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a materially adverse effect on the Company's financial condition or the results of its operations.

If we cannot effectively promote our products, we will not attract customers.

If we cannot partner with a distribution business partner of computer software products, we will have a more difficult time attracting customers. A failure to achieve partners would have a material and adverse effect on our business, operating results and financial condition.

Because we haven’t built a working prototype, our products may not work properly and/or the production cost can exceed expectations.

We have not built a working prototype of our software yet; therefore, we don't know the exact cost of production. In the case of a higher than expected cost of production, we won't be able to offer our products at a reasonable price. Furthermore, we may find problems in the development process and/or product functionality. If we are unable to develop our products, we will have to cease our operations, resulting in the complete loss of your investment.

If we cannot produce software that meets price and/or performance criteria, the business will fail.

The computer software market is very competitive. Customers require specific functional and technical requirements as well as competitive prices for the software. Each customer has different functional and technical requirements and the Company cannot guarantee that the software will meet each customer's requirements. If the Company cannot develop software that meets the customer requirements and/or the software is not competitively priced, the business will fail.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our founder and Chief Executive Officer Nissim Trabelsi. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

•	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

•	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

•	reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of this offering;

-	the first fiscal year after our annual gross revenues are $1 billion or more;

-	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; or

-	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Risks Related to the Market for our Stock

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (which we have no current plans to file).  If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold.  This means that access to information regarding our business and operations will be limited.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons.  In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company ; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration.

As a newly public company, we will incur significant additional costs, and our management will be required to devote substantial management time and attention to our public reporting obligations.

As a privately-held company, we have not been required to comply with public reporting, corporate governance and financial accounting practices and policies required of a publicly-traded company. As a publicly-traded company, we will incur significant additional legal, accounting and other expenses compared to historical levels. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations thereunder, as well as under the Sarbanes-Oxley Act, the JOBS Act and the rules and regulations of the U.S. Securities and Exchange Commission, or the SEC, and The OTC Link Market, may result in an increase in our costs and the time that our board of directors and management must devote to our compliance with these rules and regulations. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to divert management time and attention from our product development and other business activities.

The Sarbanes-Oxley Act requires, among other things, that we assess the effectiveness of our internal control over financial reporting annually and the effectiveness of our disclosure controls and procedures quarterly. In particular, Section 404 of the Sarbanes-Oxley Act, or Section 404, requires us to perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on, and our independent registered public accounting firm potentially to attest to, the effectiveness of our internal control over financial reporting. We will need to expend time and resources on documenting our internal control over financial reporting so that we are in a position to perform such evaluation when required. As an "emerging growth company," we expect to avail ourselves of the exemption from the requirement that our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404. However, we may no longer avail ourselves of this exemption when we cease to be an "emerging growth company." When our independent registered public accounting firm is required to undertake an assessment of our internal control over financial reporting, the cost of our compliance with Section 404 will correspondingly increase. Our compliance with applicable provisions of Section 404 will require that we incur substantial accounting expense and expend significant management time on compliance-related issues as we implement additional corporate governance practices and comply with reporting requirements. Moreover, if we are not able to comply with the requirements of Section 404 applicable to us in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

If securities or industry analysts do not publish research or reports about our company, or if they issue an adverse or misleading opinions regarding us or our stock, our stock price and trading volume could decline.

We do not currently have research coverage by securities and industry analysts, and if no significant coverage is initiated or maintained following this offering, the market price for our stock may be adversely affected. Our stock price also may decline if any analyst who covers us issues an adverse or erroneous opinion regarding us, our business model, our intellectual property or our stock performance, or if our animal studies and operating results fail to meet analysts' expectations. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline and possibly adversely affect our ability to engage in future financings.

If we are not required to continue filing reports under Section 15(d) of the Securities Exchange Act of 1934 in the future, for example because we have less than Two Hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A, our common shares (if listed or quoted) would no longer be eligible for quotation, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d).  However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than Two Hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Markets OTC Link, which could reduce the value of your investment.  Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective.  Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC.  In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current“Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are zero (0) shares of our common stock held by non-affiliates and 200,000,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

80,000,000 newly issued shares are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation, as amended, authorize the issuance of 500,000,000 shares of common stock.  As of the date of this prospectus the Company had 200,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 300,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to rely upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Command Control Center Corp. from doing so if it cannot obtain the approval of our board of directors.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTC Bulletin Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Risks Related to this Offering

The Board of the Company has full discretion to reallocate the Proceeds.

The Company intends to use the net proceeds from this offering for the purposes and in the amounts described ‘USE OF PROCEEDS’.  The Company’s estimates of its allocation of the net proceeds of the offering are based upon the current state of its business operations, its current plans and current economic and industry conditions.  These estimates are subject to change based on material factors such as delays in project development, unanticipated or changes in the level of competition, adverse market trends and new business opportunities. Thus the Company will have broad discretion to make material changes in the allocation of the proceeds.

The Company’s Common Stock may be thinly traded, and the public market may provide little or no liquidity for holders of the Company’s Common Stock.

Should a public market ever develop for our Common Stock, the purchasers of shares of the Company’s Common Stock may find it difficult to resell their shares at prices quoted in the market or at all. There currently exists no public market for our Common Stock. Should one develop, our shareholder may encounter difficult selling all or a portion of their holdings because low-priced securities are subject to an SEC rule that imposes additional sales practice requirements on broker-dealers who sell low-priced securities (generally those below $5.00 per share). The Company cannot guarantee that a market for its Common Stock will develop and, should it develop, the Company cannot further predict when or whether investor interest in the Company’s Common Stock might lead to an increase in its market price or the development of a more active trading market or how liquid that market might become.

The Company is making the offering on a best efforts basis and there is no assurance that the offering will be sold.

There is no assurance that the Company’s offering will be sold, in whole or even in part. The proposed use of net proceeds assumes a sale of the full amount of the offering.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

Our current shareholder Mazzal Holding Corp currently owns all of our common stock. Further issues of stock will mean that shareholders may experience substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Please refer to the section titled “Dilution” herein.

Purchasers in this offering will have limited control over decision making because a small group of shareholders control a majority of shares issued and outstanding before and after this offering.

Such concentrated control may also make it difficult for stockholders to receive a premium for their shares of the Company in the event the Company enters into transactions, which require stockholder approval. This concentration of ownership limits the power to exercise control by the minority shareholders.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $.05. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will receive any proceeds from the offering.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	20,000,000	40,000,000	60,000,000	80,000,000
Gross Proceeds	$1,000,000	$2,000,000	$3,000,000	$4,000,000
Total Before Expenses	$1,000,000	$2,000,000	$3,000,000	$4,000,000

Offering Expenses
Legal & Accounting	$11,500	$11,500	$11,500	$11,500
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,250	$1,750	$2,500	$3,500
SEC Filing Fee	$650	$650	$650	$650
Total Offering Expenses	$15,400	$15,900	$16,650	$17,650

Net Offering Proceeds	$984,600	$1,984,100	$2,983,350	$3,982,350

Expenditures
Legal & Accounting	$35,000	$40,000	$45,000	$45,000
Office Lease & Equipment	$53,000	$53,000	$53,000	$53,000
Web Site & Platform Development	$621,650	$1,303,700	$2,008,950	$2,718,950
Market Research	$60,300	$120,500	$180,750	$241,000
Marketing & Advertising	$192,750	$407,500	$611,250	$815,000
Misc. Expenses	$21,900	$50,000	$75,000	$100,000
Total Expenditures	$984,600	$1,984,100	$2,983,350	$3,982,350

Net Remaining Proceeds	$-	$-	$-	$-

The above figures represent only estimated costs and may not be enough to cover unexpected expenses due to delays in development or other extenuating circumstances. Should there be additional expenses, the amounts allotted to cover miscellaneous expenses should be able to help cover costs in the event that the full offering amount is not raised. Therefore, management believes that they will be able to cover our general and/or administrative expenses if sufficient offering proceeds are not obtained. We currently have no commitments for financing from any third party

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the full implementation of our business plan.

In the event we are not successful in selling all of the securities we would utilize any available funds raised in the following order of priority:

-	for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC; and
-	for the purchase of computers and any required development software; and
-	for software development; and
-	for sales and marketing.

Our current corporate offices are located at 1625 VFW Parkway, Boston, Massachusetts 02132. Our telephone number is 1(800) 488-2760. These offices are provided free of charge by Nissim Trabelsi, our Chief Executive Officer. Mr. Trabelsi has indicated to us that he does not intend to charge the Issuer rent for use of such space at any time in the future. Should the Issuer raise sufficient capital, it expects to rent space in the vicinity of our current office space. Leases for space suitable to conduct our operations at a nominal level would begin at approximately $3,500 per month.

DETERMINATION OF OFFERING PRICE

 The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of December 31, 2014, our net tangible book value was $(3,998,850.00), or $(0.00000575) per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 200,000,000 the number of shares of common stock outstanding at December 31, 2014.

The following table sets forth as of December 31, 2014, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $.05 per share of common stock.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$0.05	$0.05	$0.05	$0.05
Post Offering Net Tangible Book Value	$998,850	$1,998,850	$2,998,850	$3,998,850
Post Offering Net Tangible Book Value Per Share	$0.0040	$0.0067	$0.0086	$0.0100
Pre-Offering Net Tangible Book Value Per Share	$(0.00000575)	$(0.00000575)	$(0.00000575)	$(0.00000575)
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$0.0040	$0.0067	$0.0086	$0.0100
Dilution Per Share for New Shareholders	$0.046	$0.043	$0.041	$0.040
Percentage Dilution Per Share for New Shareholders	92.01%	86.67%	82.86%	80.01%

Capital Contribution by Purchasers of Shares	$1,000,000	$2,000,000	$3,000,000	$4,000,000
Capital Contribution by Existing Shares	$100	$100	$100	$100
% Contribution by Purchasers of Shares	99.99%	100.00%	100.00%	100.00%
% Contribution by Existing Shareholder	0.01%	0.00%	0.00%	0.00%
# of Shares After Offering Held by Public Investors	20,000,000	40,000,000	60,000,000	80,000,000
# of Shares After Offering Held by Existing Investors	200,000,000	200,000,000	200,000,000	200,000,000
Total Shares Issued and Outstanding	220,000,000	240,000,000	260,000,000	280,000,000
% of Shares - Purchasers After Offering	9.09%	16.67%	23.08%	28.57%
% of Shares - Existing Shareholder After Offering	90.91%	83.33%	76.92%	71.43%

Assuming the Issuer sells the entire offering of 80,000,000 shares, after giving effect to the sale of common shares in this offering, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2014 would have been $3,998,850, or $.0100 per share. This amount represents an immediate increase in the as adjusted net tangible book value of $.0100 per share to our existing stockholder and an immediate dilution in the as adjusted net tangible book value of approximately $.010 per share to new investors purchasing common shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

PLAN OF DISTRIBUTION

This prospectus relates to the sale of 80,000,000 common shares.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Nissim Trabelsi, an officer and director of the registrant. Mr. Trabelsi will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Trabelsi. Mr. Trabelsi is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Trabelsi primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Trabelsi has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will commence on the effective date of this prospectus and will terminate on or before _______________

These are not finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.  We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 500,000,000 shares of common stock with $.0001 par value per share. As of the date of this registration statement, there were 200,000,000 shares of common stock issued and outstanding held by one (1) shareholder, Mazzal Holding Corp.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Upon completion of the offering, Cathedral Stock Transfer will act as the registrant's transfer agent.

Preferred Stock

The Company’s Articles of Incorporation do not provide for the issuance of preferred stock.

INDUSTRY DATA

        Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors." These and other factors could cause our future performance to differ materially from our assumptions and estimates. See "Special Note Regarding Forward-Looking Statements."

BUSINESS OPERATIONS

The company was incorporated on October 23, 2014 in the state of Nevada. From inception, our Chief Executive Officer has worked to create a business plan that would meet the needs of the current online market. To help establish the new business, our Chief Executive Officer Mr. Trabelsi has sought to prepare for development of the software platform and launch multiple marketing and advertising campaigns.

Due to startup costs, legal and accounting expenses, the company has suffered net losses of $1,500.00 from inception to December 31, 2014

Services

The company will offer a multi-use software platform that will aim to integrate users’ personal and professional activities in an all-in-one setting. This software platform will provide the following features:

-	Web based or desk-top based access.
-	Consolidated management of personal and business profiles.
-	Ability to manage multiple different contact lists such as Friends, Family, Customers, and Businesses.
-	Chat messaging with one-click quick message options such as ‘hello,’ ‘love it,’ ‘sorry, I’m busy,’ call me,’ etc.
-	Consolidated communication services for multiple different email accounts, fax numbers and phone numbers, allowing the user to utilize all of those services through the platform.
-	Ecommerce accessibility so that users can buy and sell items online.
-	Media content management for pictures, videos, and music.
-	Advertising and marketing for businesses to promote their products and services.
-	Booking of accommodations for flights, hotels, cars and restaurants.
-	Ability to send gifts, money, invoices and invitations

While all of these features are already available through a number of different websites, the unique offering that Command Control Center Corp. provides is the ability for users to manage all of these features through one consolidated software platform.

Revenues

The company will generate revenue via different advertising networks as well as direct user facing advertising on the software platform, membership fees for access to the software platform, and commissions generated through various proposed agreements with different retailers and service providers. ..

The company will primarily generate revenue through monthly membership fees and advertising revenues, both of which are outlined further on in this document.

Marketing and Advertising.

Command Control Center Corp. will utilize a four pronged approach to attract new customers:

-	Outreach to various technology, business and lifestyle blogs.
-	Pay-Per-Click (PPC) and Cross Platform Advertising.
-	Press coverage through television, print, and web.
-	Trade shows

The combination of these four marketing approaches will, in theory, provide optimal coverage for customer acquisition. By utilizing four different approaches, we aim to keep our Customer Acquisition Cost at a lower average price than we would if we utilized only two or three strategies. In addition to keeping our Customer Acquisition Cost low, using the multiple different approaches will allow us to better reach our target market of 25 – 62 year olds as different segments of the target market are accessible via different technologies and advertising media. The four approaches are further outlined below:

Blog Outreach:

-	Online blogs offer immense marketing opportunities. We will be able to specifically target blogs that write about Technology, Business, and Lifestyle. By contacting these bloggers to write a review about our new software platform, we can reach specific groups of people that might become potential customers at a lower price and at a much more effective rate than some other forms of advertising such as radio spots or newspaper advertisements.

Pay-Per-Click (PPC) and Cross Platform Advertising:

-	Pay-Per-Click (PPC) is a model of internet marketing in which advertisers pay a fee each time one of their ads is clicked. One of the most popular forms of PPC, search engine advertising, allows advertisers to bid for ad placement in a search engine’s sponsored links when someone searches on a keyword that is related to their business offering. Cross Platform advertising, in this case, is extending advertising and marketing efforts to mobile devices for inclusion in ‘in-app’ advertising. By utilizing both of these approaches, we can once again make an effort to keep customer acquisition cost lower by a) only paying for actual ‘clicks’ instead of impressions, and b) placing our advertising directly in front of people by placing advertising in apps on mobile devices.

Press coverage through television, print, and web.

-	Our team will be generating press releases through specialist press coverage, such as magazines and TV talk shows like CNN, Money TV, Today Show, Forbes, MSN, CNBC and local news stations. This approach will allow us to reach yet another segment of our target market: consumers of more conventional media.

Trade Shows:

-	By attending industry trade shows we will be able to showcase our software platform to our peers in the technology industry as well as raise awareness for future business to business (B2B) partnerships. B2B partnerships will offer opportunities for both new and existing companies in our industry to develop new products that will integrate seamlessly with our software platform. Partnerships such as these and others will offer our company even greater visibility to customers.

Our goal is to provide the most visibility to capture the eyes of our members.

Pricing

Command Control Center Corp. will utilize a three tier fee structure: Copper, Silver, and Gold. The pricing and features are outlined hereto:

Copper: $9.99/month

-	Web based only
-	Lower file storage limits for email and media
-	Lower number of contacts and contact list allowed
-	Limits on the amount of money that can be sent and received

Silver: $15.99/month

-	Web and Desktop based
-	Mid- level file storage limits for email and media
-	Mid – level number of contacts and contact lists allowed
-	Higher limits on the amount of money that can be sent and received

Gold: $25.99/month

-	Web and Desktop based
-	Unlimited file storage for email and media
-	Unlimited contacts and contact lists
-	No limits on the amount of money that can be sent or received

Market Analysis

In order to determine and identify potential user group, the registrant has completed extensive market research to identify the below information:

- Who their major competitors are, if any

- The advantages they have over major competitors

- Size and annual revenue of the software industry

- Comprehensive statistics relating to online time management and feature efficiency

- Major problems within the online social software industry

- Flaws with the technical aspects of competitors

Sales Objectives

The registrant intends to introduce its software platform to the marketplace after investment needs have been satisfied and development of the platform has been completed.

The registrant’s path to revenue and growth will be through utilizing multiple different types of client facing advertising, embedded click campaigns, and multiple different marketing and public relations strategies.

Strategic Partners and Alliances

The registrant will leverage advertising and public relations alliances with companies whose capabilities complement its own, either by enhancing the registrant’s services, or by helping extend offerings to new geographies. By combining alliance partners’ products and services with the registrant’s capabilities and expertise, the registrant thereby stands to benefit from the potential of increased exposure to potential customers. Some alliances will be specifically aligned with the registrant’s offerings, thereby adding skills, technology and insights that are applicable across the mobile application industry.

Intellectual Property

At present, we do not have any patents, trademarks, licenses, franchises, concessions, and royalty agreements, labor contracts or other proprietary interests.

Research and Development

We have not yet spent any funds on research and development. Mr. Trabelsi has, however, invested his time to conduct market research and develop wireframe prototypes of the software platform.

Competition

The company has completed extensive research within the software industry and has found no direct competitors. There are many features within the software platform that are offered as standalone services elsewhere, but no company has made an all-in-one software platform similar to ours.

Strategic Positioning

The company intends to capitalize on the opportunity the market presents through its strong growth outlook and need for innovative companies. Due to the lack of software platforms that offer a number of currently stand alone features in a consolidated all-in-one service, we believe that we will have a strong strategic position within our niche in the software industry.

Employees

Mr. Trabelsi represents our sole employee. Mr. Trabelsi will devote his full efforts and as much time as needed when operations and funding are available. We anticipate hiring additional employees in the next twelve months on a part-time basis only. We will hire necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Mr. Trabelsi will work on a fulltime basis once the company has enough revenue to sustain his full time employment. At the present time he is spending approximately 20 hours a week or whatever time is necessary, to further develop the business.

Reports to Security Holders

Through the filing of Form 8-A under the Exchange Act within 30-60 days following the effective date of the registration statement, we intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Properties

Our corporate offices are located at 1625 VFW Parkway, Boston, MA 02132. Our telephone number is 1(800) 488-2760. These offices are provided free of charge by Mr. Trabelsi, an officer and director.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Nissim Trabelsi	52	Chief Executive Officer

Nissim Trabelsi, Chief Executive Officer

Mr. Trabelsi was born in Tiberias, Israel, and served in the Israeli Army in combat engineering services. He studied for two years at a technical engineering school in Tel Aviv, Israel. In 1989, he began his own building company, Trabelsi Builders, Inc., in Boston, Massachusetts. He holds an unrestricted supervisor building license, and has been building unique design and custom built homes. Over the past five years, he has been active in the commercial and multi-family construction industries. Mr. Trabelsi has roles in these projects included being involved with architectural designs of the projects, as a manufacturer and builder of the structures, and being project manager for the projects. Throughout his life, Mr. Trabelsi has had a passion for technology and improving the way people do business.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Executive Compensation

Since inception, we have not paid any compensation to our officers.

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The business address of the shareholders is 1625 VFW Parkway, Boston, MA 02132 .

Name	Number of Shares of Common stock	Percentage
Mazzal Holding Corp	200,000,000	100%

All executive officers and directors as a group [0 persons]	0	0%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 200,000,000 shares of common stock outstanding as of December 31, 2014

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

The registrant's board of directors consists of Nissim Trabelsi. He is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

Related party lease

The registrant leases office space pursuant to an unwritten lease with our Chief Executive Officer and Director Nissim Trabelsi.

Related party loan

The Company is indebted to its Chief Executive Officer and Director Nissim Trabelsi in the amount of $1,300.00 as of December 31, 2014 for certain advanced made on behalf of the Company.

INTEREST OF NAMED EXPERTS

The financial statements for the period from inception to December 31, 2014 included in this prospectus have been audited by Dov Weinstein, CPA (Isr) who is a certified public accountant, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Adam S. Tracy, Esq., Securities Compliance Group, Ltd., 520 W. Roosevelt, Suite 201, Wheaton, IL 60187. Mr. Tracy does not own any shares of the company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking.  Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

Command Control Center Corp., or the Company, is a Nevada corporation formed on October 23, 2014. Our principal executive office is located at 1625 VFW Parkway, Boston, MA 02132.

Since our inception we have engaged in the following significant operating activities:

•	Company set up
a.	Incorporate company in state of Nevada
b.	Open up bank account for the company

•	Secured initial capital by a contribution from our founder, Chief Executive Officer and Director

•	Commenced significant other operational activities, such as:
a.	Have researched and identified potential new clients
b.	Have researched the hardware we will need for the development team
c.	Have drafted and began production of various marketing materials including a website

Results of Operations

For the period from October 23, 2014 (date of inception) through December 31, 2014

Our cash balance is $1000 as of December 31, 2014 with $2,550 in liabilities. Our cash balance is not sufficient to fund our limited levels of operations for any period of time without further revenue or proceeds from this offering. We have may utilize funds from Nissim Trabelsi our Chief Executive Officer, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Trabelsi however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $1,000,000 of funding from this offering. Being a development stage company, we have a limited operating history but have meaningfully commenced business operations with respect to providing for our business plan and anticipated business operations.

We incurred expenses of $1,500 which is comprised of professional fees including: legal ($1,250) and other ($250) fees. This constitutes an aggregate loss of $1,500. The maximum aggregate amount of this offering will be required to fully implement our business plan, however we can commence significant operations if we raise at least $1,000,000 from this offering. If we do not receive any proceeds from the offering , we may be compelled to seek a loan from Mr. Trabelsi, who has informally agreed to advance us funds, however, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully develop our web product and thereinafter find customers to utilize our product, we may need to attract additional capital. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably market and sell monthly memberships for access to our software platform. Our plan of operations following the completion is as follows:

Income & Operation Taxes

We are subject to income taxes in the U.S.

Net Loss

We incurred net losses of $1,500 for the period from October 23, 2014 to December 31, 2014

Liquidity and Capital Resources

At December 31
2014

Current Ratio*	.45
Cash	$1000
Working Capital***	$-1400
Total Assets	$1150
Total Liabilities	$2550

Total Equity	$-1400

Total Debt/Equity**	-1.82

______

*Current Ratio = Current Assets /Current Liabilities.

** Total Debt / Equity = Total Liabilities / Total Shareholders Equity.

*** Working Capital = Current Assets – Current Liabilities.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs could range up to $30,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because we have not yet completed development of our product line, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Our estimated costs based on discussions with each professional include accountants/auditors, legal counsel and transfer agents are breakdown yearly as follows:

Accounting $15,000

Legal $10,000

Transfer agent $ 5,000

The expenses related to this offering are estimated to be $34,090 and will have a negative impact on our liquidity.

Plan of Operations

The registrant has not yet developed its software platform. Upon completion of our public offering, our specific goal is to develop the software platform and profitably market and sell our services. Our plan of operations following the completion is as follows:

Develop and Test Software Platform: Mos 1-6

Create and develop the front-end, back-end, graphics, logos, and interface. Extensive development work will be required to create this platform as it will interface with many third party applications and offer the ability to do many things such as purchase items online, send gifts and money, conduct video chats, etc. The development team will consist of multiple developers that specialize in different areas such as front-end development, back-end development, user-interface (UI) development, user experience (UX) development, database development and administration, and security systems development.

Create Sales and Marketing Programs: Mos 6-9

Create and develop PPC and Cross Platform advertisements, draft press releases for future distribution, identify lists of bloggers to contact.

Market to Existing Relationship and Referrals: Mos. 9-12

Leverage existing relationships of our Chief Executive Officer and Director Nissim Trabelsi to create user base.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2014. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required under Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning our operations while performing their audit of internal control over financial reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of December 31, 2014 we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations.

Liquidity and Capital Reserves

As of December 31, 2014, the Company had $1000 cash and our liabilities were $2,550.  The available capital reserves of the Company and anticipated revenue are sufficient for the Company to remain operational but not enough to expand and grow our operations per the business plan.

We are attempting to raise funds to proceed with our plan of operation. To proceed with our operations within 12 months, we need a minimum of $1,000,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

While we have no revenues as of this date, no substantial revenues are anticipated until we have completed the financing from this offering and implemented our full plan of operations, specifically, developing our web infrastructure. We must raise cash to implement our strategy to grow and expand per our business plan. The minimum amount of the offering will likely allow us to operate for at least two years and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $35,000.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement the business plan and may impede the speed of its operations.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such.

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of Common Stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.  Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our Common Stock under Rule 144.  There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

Sales of our common stock under Rule 144

There are two hundred million (200,000,000) shares of our common stock held by non-affiliates and zero (0) shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

Zero (0) of our shares held by non-affiliates and zero (0) shares held by management and their affiliates are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had one (1) shareholder of record, Mazzal Holding Corp.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before December 31, 2014 as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2014. At or prior to December 31, 2014, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on December 31, 2014.  If we do not file a registration statement on Form 8-A at or prior to December 31, 2014, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

Financial Statements

COMMAND CONTROL CENTER CORP

FINANCIAL STATEMENTS

For the period ended DECEMBER 31, 2014

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Command Control Center Corp

We have audited the accompanying balance sheet of Command Control Center Corp (“the Company”) as of December 31, 2014 and the related statements of operations, changes in stockholder's deficit and cash flows for the period from inception (October 23, 2014) through December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Command Control Center Corp as of December 31, 2014 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not established any source of revenue to cover its operating costs and has a working capital deficit. As of December 31, 2014, the Company does not have sufficient cash resources to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dov Weinstein & Co. C.P.A. (Isr)

www.wcpa.co.il

Jerusalem, Israel

February 15, 2015

COMMAND CONTROL CENTER CORP

BALANCE SHEET

as of

ASSETS	December 31 2014
$
Current Assets:
Cash and cash equivalents	1,000
Prepaid expenses	150

TOTAL ASSETS	1,150

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current liabilities:

Accounts payable and accrued liabilities	1,250
Loan from related party	1,300

Total Liabilities	2,550

Stockholder’s Deficit
Common stock, $0.0000005 par value; 500,000,000 shares authorized; 200,000,000 shares issued and outstanding at December 31, 2014	100
Accumulated deficit	(1,500)

Total Stockholder’s Deficit	(1,400)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	1,150

The accompanying notes are an integral part of these financial statements.

COMMAND CONTROL CENTER CORP

STATEMENT OF OPERATIONS

From October 23, 2014 (Inception) to December 31, 2014
$

Revenue	-

Operating expenses:
General and administrative:-
Other costs	250
Professional fees
Legal fees	1,250

Total operating expenses	(1,500)

Net loss	(1,500)

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders	-

Weighted-average number of common shares outstanding	200,000,000

The accompanying notes are an integral part of these financial statements.

COMMAND CONTROL CENTER CORP

STATEMENT OF STOCKHOLDER’S DEFICIT

for the period of OCTOBER 23, 2014 (INCEPTION) to DECEMBER 31, 2014

	Common Stock		Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
		$	$	$

Inception (October 23, 2014)	-	-	-	-

Common stock issued at $0.0000005 each for cash	200,000,000	100	-	100

Loss for the period	-	-	(1,500)	(1,500)

Balance at December 31, 2014	200,000,000	100	(1,500)	(1,400)

The accompanying notes are an integral part of these financial statements.

COMMAND CONTROL CENTER CORP

STATEMENT OF CASH FLOWS

From October 23, 2014 (Inception) to December 31, 2014
$
Cash Flows from Operating Activities

Net loss	(1,500)

Changes in operating assets and liabilities:
Prepaid expenses	(150)
Accounts payable and accrued expenses	1,250

Net cash used in operating activities	(400)

Cash Flows from Investing Activities	-

Cash Flows from Financing Activities
Proceeds from issuance of common stock	100
Proceeds from loan from related party	1,300
Net cash provided by financing activities	1,400

Movement in cash and cash equivalents	1,000

Cash and cash equivalents at beginning of the period	-

Cash and cash equivalents at end of the period	1,000

The accompanying notes are an integral part of these financial statements.

COMMAND CONTROL CENTER CORP

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Command Control Center Corp is a Nevada corporation (the “Company”), incorporated under the laws of the State of Nevada on October 23, 2014. The business plan of the Company is to create a multi-use software platform which can will manage every aspect of a user’s online presence.

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

These financial statements are presented in US dollars.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies are set out below, these policies have been consistently applied to the period presented, unless otherwise stated:

Fiscal Year End

The Corporation has adopted a fiscal year end of December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at December 31, 2014, the Company has a loss from operations of $1,500 and has earned no revenues since inception and has a working capital deficit of $1,400. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2015.

The Company is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash and cash equivalents

Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000.

Property, Plant and Equipment

The Company does not own any property, plant and equipment.

Accounts payable and accrued expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Earnings per share

The Company computes net loss per share in accordance with ASC 260, "Earnings Per Share" ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As at December 31, 2014, the Company had no potentially dilutive shares.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

- Level 1: Quoted prices in active markets for identical instruments;

- Level 2: Other significant observable inputs (including quoted prices in active markets for similar instruments);

- Level 3: Significant unobservable inputs (including assumptions in determining the fair value of certain investments).

Contingent Liability

Where contingent milestone payments are due to third parties the milestone payment obligations are expensed when the milestone results are achieved.

Income taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Recently Issued Accounting Pronouncements

On June 10, 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation ("ASUE 2014-10"). The guidance is intended to reduce the overall cost and complexity associated with financial reporting for development stage entities without reducing the availability of relevant information. The Board also believes the changes will simplify the consolidation accounting guidance by removing the differential accounting requirements for development stage entities. As a result of these changes, there no longer will be any accounting or reporting differences in GAAP between development stage entities and other operating entities. For organizations defined as public business entities the presentation and disclosure requirements in Topic 915 will no longer be required starting with the first annual period beginning after December 15, 2014, including interim periods therein. Early application is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities).

Share based payments

The Company accounts for the issuance of equity instruments to acquire goods and/or services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more readily determinable. The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of standards issued by the FASB. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

NOTE 3 – RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

During the period ended December 31, 2014, the Company has elected to early adopt Accounting Standards Update (“ASU”) No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to development stage.

NOTE 4 – LOAN FROM RELATED PARTY

December 31
2014
$

Loan from related party	1,300

The above loan is unsecured, bears no interest and has no set terms of repayment. This loan is repayable on demand.

NOTE 5 – STOCKHOLDER’S DEFICIT

Common Stock

On October 23, 2014, the Company issued 200,000,000 shares of common stock to Mazzal Holding Corp at a price of $0.0000005 per share, for $100 cash.

On February 9 2015, Company filed a certificate of amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada to increase the Company’s authorized common stock to 500,000,000 shares, with a par value of $0.0000005 per share.

On the same day the Director of the Company then approved a 200:1 (two hundred for one) forward split of the Company's outstanding shares of common stock. All share and per share data in the accompanying financial statements and footnotes has been adjusted retrospectively for the effects of the forward stock split.

NOTE 6 – INCOME TAXES

The provision (benefit) for income taxes for the period ended December 31, 2014 was as follows (assuming a 15% effective tax rate):
December 31
2014
$

Current Tax Provision
Federal-
Taxable income
Total current tax provision	-
-

Deferred Tax Provision
Federal-
Loss carry forwards	225
Change in valuation allowance	(225)
Total deferred tax provision	-

The Company had deferred income tax assets as of December 31, 2014 as follows:

Loss carry forwards	225
Less - Valuation allowance	(225)
-

The Company provided a valuation allowance equal to the deferred income tax assets for period ended December 31, 2014 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2014, the Company had approximately $1,500 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2034.

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.

NOTE 7 – RELATED PARTY TRANSACTIONS

Details of transactions between the Corporation and related parties are disclosed below.

The following entities have been identified as related parties:

Mazzal Holding Corp.	Controlling Entity
Mr. Nissim Trabelsi	Common Director

The following transactions were carried out with related parties:

December 31
2014
$
Balance sheet:

Loan from related party - Director	1,300

From time to time, the director and stockholder of the Company provides advances to the Company for its working capital purposes. These advances bear no interest and are due on demand.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

On October 20, 2014, the Company entered into an agreement with Securities Compliance Group (“SCG”). Under the agreement, SCG agreed to provide to the Company attorney services to assist the Company with its initial public offering. For the services to be rendered under the agreement, the Company is required to pay $1,250 upon execution of the agreement; $2,500 upon filing of the S-1 registration statement; $1,250 upon the Securities and Exchange Commission declaring the S-1 effective; and $8,750 payable in the Company's common stock, valued at 50% of the price stated in the Company's S-1 registration statement.

NOTE 9 – SUBSEQUENT EVENTS

On February 9 2015, Company filed a certificate of amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada to increase the Company’s authorized common stock to 500,000,000 shares. The Company also approved a 200:1 (two hundred for one) forward split of the Company's outstanding shares of common stock, as more fully described in note 5.

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.

Up to a Maximum of 80,000,000 Common Shares

At $0.05 per Common Share

Prospectus

Command Control Center Corp.

March 26, 2015

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by the Company in connection with the sale of common shares being registered. All amounts except the SEC filing fee are estimates.

SEC Registration Fee	$650
EDGAR/Printing Expenses	$1,250
Auditor Fees and Expenses	$6,500
Legal Fees and Expenses	$5,000
Transfer Agent Fees	$2,000
TOTAL	$15,400

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Nevada Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Nevada law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On October 23, 2014, the Company offered and sold 1,000,000 share of common stock to Mazzal Holding Corp. for a purchase price of $0.0001 per share, for aggregate offering proceeds of $100.

On February 6, 2015, the Board of Directors passed a board resolution effectuating a 200 for 1 forward stock split.

These securities were issued in reliance upon an exemption provided by Regulation S promulgated under the Securities Act of 1933. The certificate for these securities was issued to a non-US resident and bears a restrictive legend.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed herewith)
3.2	Bylaws of the Registrant (filed herewith)
5.1	Opinion re: Legality and Consent of Counsel (filed herewith)
23.1	Consent of Dov Weinstein, CPA (Isr) (filed herewith)

All other Exhibits called for by Rule 601 of Regulation SK are not applicable to this filing.

____________

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Boston, MA 02132, on March 26, 2015.

COMMAND CONTROL CENTER CORP.

By:	/s/ Nissim Trabelsi
Name:	Nissim Trabelsi
Title:	Chief Executive Officer, President and Treasurer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Nissim Trabelsi
Nissim Trabelsi	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	3/26/15